SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 2 TO
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
September 14, 2005 (July 1, 2005)

TEJAS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	000-29235	13-3577716

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8226 Bee Caves Road
Austin, Texas 78746
(Address of principal executive offices including Zip Code)
(512) 306-8222

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On July 1, 2005, Tejas Incorporated ( “Tejas”) completed its acquisition of Capital & Technology Advisors, Inc. (“C&TA”) pursuant to an Agreement and Plan of Merger by and among Tejas, Tejas Acquisition Corp., C&TA, and each of Niskayuna Development LLC, Wayne Barr, Jr., Shawn O’Donnell, Patrick Doyle and John P. Bade. A Current Report on Form 8-K was filed on July 8, 2005 to report this transaction, and Amendment No. 1 to the Current Report on Form 8-K/A was filed on September 6, 2005 to report the entry into an amendment to the Registration Rights Agreement, dated as of August 31, 2005, by and among Tejas Incorporated, Niskayuna Development LLC, Wayne Barr, Jr., Shawn O’Donnell, Patrick Doyle and John P. Bade.
     In this Amendment No. 2 to Current Report on Form 8-K we are amending and restating Item 9.01 of the Form 8-K originally filed with the Securities and Exchange Commission on July 8, 2005 to provide the following financial information:
(a)	Financial statements of business acquired
•	Audited combined balance sheets of Communication Technology Advisors LLC and Capital & Technology Advisors LLC as of December 31, 2004 and 2003 and the related combined statements of income, members’ equity, and cash flows for the years ended December 31, 2004, 2003 and 2002.

•	Unaudited combined balance sheet of Capital & Technology Advisors Inc. as of June 30, 2005 and the related combined statements of income, stockholders’ equity and cash flows for the six months ended June 30, 2005 and 2004.
(b)	Pro Forma financial information
•	Unaudited Pro Forma Condensed Combined Balance Sheet of Tejas as of June 30, 2005.

•	Unaudited Pro Forma Condensed Combined Statements of Operations of Tejas for the year ended December 31, 2004 and the six months ended June 30, 2005.
(c)	Exhibits
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

Exhibit
Number	Description
10.1+	Agreement and Plan of Merger dated as of July 1, 2005 by and among Tejas Incorporated, Tejas Acquisition Corp., Capital and Technology Advisors, Inc. and the persons listed on the signature pages thereof (the exhibits and schedules have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

10.2+	Escrow Agreement, dated as of July 1, 2005, by and among Tejas Incorporated, Capital and Technology Advisors, Inc. and the persons listed on the signature pages thereof.

10.3+	Registration Rights Agreement, dated as of July 1, 2005, by and among Tejas Incorporated and the persons listed on the signature pages thereof.

10.4+	Description of Oral Employment Arrangement with Jared E. Abbruzzese as of July 1, 2005.

10.5+	Employment and Confidentiality Agreement, dated as of July 1, 2005, by and between Tejas Incorporated and Wayne Barr, Jr.

10.6+	Non-Compete Agreement, dated as of July 1, 2005, by and between Tejas Incorporated and Wayne Barr, Jr.

10.7+	Non-Compete Agreement, dated as of July 1, 2005, by and between Tejas Incorporated and Jared E. Abbruzzese, Sr.

10.8+	Non-Compete Agreement, dated as of July 1, 2005, by and between Tejas Incorporated and John J. Gorman.

Exhibit
Number	Description
10.9*	Amendment dated as of August 31, 2005 to Registration Rights Agreement dated July 1, 2005 by and among Tejas Incorporated, Niskayuna Development LLC, Wayne Barr, Jr., Shawn O’Donnell, Patrick Doyle and John P. Bade

23.1	Consent of Bollam, Sheedy, Torani & Co

23.2	Consent of Bollam, Sheedy, Torani & Co

99.1+	Press Release of Tejas Incorporated dated July 5, 2005.

+ Previously filed with the Securities and Exchange Commission as an Exhibit to Tejas Incorporated’s Current Report on Form 8-K filed on July 8, 2005 and incorporated herein by reference.
* Previously filed with the Securities and Exchange Commission as an Exhibit to Tejas Incorporated’s Amendment No. 1 to Current Report on Form 8-K filed on September 6, 2005 and incorporated herein by reference.

SIGNATURES
EXHIBIT INDEX
Consent of Bollam, Sheedy, Torani & Co
Consent of Bollam, Sheedy, Torani & Co

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEJAS INCORPORATED

Dated: September 14, 2005	By: Name:	/s/ John F. Garber John F. Garber
	Title:	Chief Financial Officer

CAPITAL & TECHNOLOGY ADVISORS, INC.

Index to Financial Statements:

Report of Independent Registered Public Accounting Firm	1
Combined Balance Sheets at December 31, 2004 and 2003	2
Combined Statements of Income for the years ended December 31, 2004, 2003 and 2002	3
Combined Statements of Changes in Members’ Equity for the years ended December 31, 2004, 2003 and 2002	4
Combined Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002	5
Notes to Combined Financial Statements	6
Report of Independent Registered Public Accounting Firm on Supplemental Information	11
Combining Balance Sheets at December 31, 2004	12
Combining Balance Sheets at December 31, 2003	13
Combining Statements of Income for the year ended December 31, 2004	14
Combining Statements of Income for the year ended December 31, 2003	15

Combined Balance Sheets at June 30, 2005 (unaudited) and December 31, 2004	16
Combined Statements of Income for the Six Months Ended June 30, 2005 (unaudited) and 2004 (unaudited)	17
Combined Statement of Stockholders’ Equity (Deficit) for the Six Months Ended June 30, 2005 (unaudited)	18
Combined Statements of Cash Flows for the Six Months Ended June 30, 2005 (unaudited)and 2004 (unaudited)	19
Notes to Combined Financial Statements	20

BOLLAM, SHEEDY, TORANI & CO. llp
Certified Public Accountants
Albany, New York
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Members
Communication Technology Advisors LLC and
     Capital & Technology Advisors LLC
     We have audited the accompanying combined balance sheets of Communication Technology Advisors LLC and Capital & Technology Advisors LLC (formed October 2003) as of December 31, 2004 and 2003, and the related combined statements of operations, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2004. These combined financial statements are the responsibility of Communication Technology Advisors LLC’s and Capital & Technology Advisors LLC’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Communication Technology Advisors LLC and Capital & Technology Advisors LLC are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for purposes of expressing an opinion on the effectiveness of Communication Technology Advisors LLC’s and Capital & Technology Advisors LLC’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Communication Technology Advisors LLC and Capital & Technology Advisors LLC as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
Bollam, Sheedy, Torani & Co. llp
Albany, New York
June 23, 2005
An Independent Member of the RSM McGladrey Network

COMMUNICATION TECHNOLOGY ADVISORS LLC
AND CAPITAL & TECHNOLOGY ADVISORS LLC
COMBINED BALANCE SHEETS
December 31,

	2004	2003
ASSETS

CURRENT ASSETS
Cash	$98,301	$65,692
Cash held in escrow	525,008	—
Short-term investments	851,157	—
Accounts receivable	509,582	1,088,774
Investment in Evident Technologies, Inc.	310,257	274,699

Total current assets	2,294,305	1,429,165

OTHER ASSETS	7,674	7,674

TOTAL ASSETS	$2,301,979	$1,436,839

LIABILIITES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$149,377	$43,463
Subscription payable	—	105,744
Deferred revenue	37,500	465,000

Total current liabilities	186,877	614,207

MEMBERS’ EQUITY	2,115,102	822,632

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$2,301,979	$1,436,839

The accompanying Notes to Combined Financial Statements are an integral part of these statements.

COMMUNICATION TECHNOLOGY ADVISORS LLC
AND CAPITAL TECHNOLOGY ADVISORS LLC
STATEMENTS OF INCOME
Years Ended December 31,

	2004	2003	2002
REVENUES	$19,044,120	$7,363,673	$4,197,970

COST OF CONSULTING
Consultants	7,024,989	1,982,626	2,277,708
Communications	38,869	36,599	6,611
Reimbursed expenses	383,850	333,237	162,106
Transportation	44,815	87,573	79,565

	7,492,523	2,440,035	2,525,990

Gross profit	11,551,597	4,923,638	1,671,980

OPERATING EXPENSES
Salaries	284,088	85,173	—
Employee benefits and related costs	31,281	11,034	—
Contributions	69,480	40,735	84,800
Guaranteed payments	19,286	36,058	169,000
Insurance	—	—	1,287
Office expense	47,009	25,931	3,657
Professional fees	90,862	45,475	5,684
Rent	156,899	73,576	10,400
Other	16,492	22,830	—

	715,397	340,812	274,828

Income from operations	10,836,200	4,582,826	1,397,152

OTHER INCOME	886,255	18,000	—

Net income	$11,722,455	$4,600,826	$1,397,152

The accompanying Notes to Financial Statements are an integral part of these statements.

COMMUNICATION TECHNOLOGY ADVISORS LLC
AND CAPITAL TECHNOLOGY ADVISORS LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
Years Ended December 31,

	2004	2003	2002
MEMBERS’ EQUITY, beginning of year	$822,632	$(204,367)	$18,270

Net income	11,722,455	4,600,826	1,397,152

Contributions	—	—	118,900

Distributions	(10,429,985)	(3,573,827)	(1,738,689)

MEMBERS’ EQUITY (DEFICIT), end of year	$2,115,102	$822,632	$(204,367)

The accompanying Notes to Financial Statements are an integral part of these statements.

COMMUNICATION TECHNOLOGY ADVISORS LLC
AND CAPITAL TECHNOLOGY ADVISORS LLC
STATEMENTS OF CASH FLOWS
Years Ended December 31,

	2004	2003	2002
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES
Net income	$11,722,455	$4,600,826	$1,397,152
Adjustments to reconcile net income to net cash provided (used) by operating activities
Consulting provided to satisfy subscription payable	—	(52,000)	(17,000)
Unrealized gain on short-term investments	(765,025)	—	—
Short-term investments received as compensation	(86,132)	—	—
(Increase) decrease in
Accounts receivable	579,192	(758,872)	(329,903)
Other assets	—	(7,674)	—
Increase (decrease) in
Accounts payable	105,914	(373,353)	416,815
Deferred revenue	(427,500)	250,000	205,000

	11,128,904	3,658,927	1,672,064

CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES
Cash held in escrow	(525,008)	—	—
Payments of subscription payable	(105,744)	—	(48,000)
Investment in Evident Technologies, Inc.	(35,558)	(25,000)	—

	(666,310)	(25,000)	(48,000)

CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES
Member contributions	—	—	118,900
Member distributions	(10,429,985)	(3,573,827)	(1,738,689)

	(10,429,985)	(3,573,827)	(1,619,789)

Net increase in cash	32,609	60,100	4,275

CASH, beginning of year	65,692	5,592	1,317

CASH, end of year	$98,301	$65,692	$5,592

The accompanying Notes to Financial Statements are an integral part of these statements.

COMMUNICATION TECHNOLOGY ADVISORS LLC
AND CAPITAL & TECHNOLOGY ADVISORS LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2004, 2003, and 2002
NOTE A — SUMMARY OF ACCOUNTING POLICIES
1. Operations and Principles of Combination
Communication Technology Advisors LLC (CTA) is a Delaware limited liability company formed during 2001. CTA has a perpetual life in accordance with its Limited Liability Company Agreement.
Capital & Technology Advisors LLC (C&TA) is a Delaware limited liability company formed during October 2003. C&TA will dissolve no later than December 31, 2013, in accordance with its Limited Liability Company Agreement.
No member shall be personally liable for any liabilities or obligations of the Company.
CTA and C&TA are full service advisory and consulting firms that provide operational, financial restructuring, and merger and acquisition related advice to clients primarily in the telecommunications and technology sectors.
The financial statements of CTA and C&TA for the years ended December 31, 2004 and 2003 (collectively referred to as “Companies” hereinafter) are combined because each company is owned and controlled by the same members. All significant intercompany accounts and transactions have been eliminated in combination.
The financial statement information presented herein for the year ended December 31, 2002, represents the activity of CTA only.
On June 22, 2005, CTA and C&TA were merged with and into Capital & Technology Advisors, Inc., and the separate existence of CTA and C&TA ceased.
A summary of the significant accounting policies consistently applied in the preparation of the accompanying combined financial statements follows.
2. Basis of Accounting
The Companies use the accrual basis of accounting for financial statement reporting purposes.
Preparing the Companies’ combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.
3. Cash Held in Escrow
Cash held in escrow represents amounts deposited into an escrow account for the 2005 purchase of Evident Technologies, Inc. Series C Preferred Stock.
4. Short-Term Investments
The Companies’ short-term investments are comprised of warrants, which have been classified as trading securities.

COMMUNICATION TECHNOLOGY ADVISORS LLC
AND CAPITAL & TECHNOLOGY ADVISORS LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2004, 2003, and 2002
NOTE A — SUMMARY OF ACCOUNTING POLICIES — Continued
4. Short-Term Investments — Continued
The Companies periodically receive equity securities, including warrants, as part of their compensation for their engagements. These securities are valued at the intrinsic value at the time the engagement is completed and are included in revenues. The Companies may distribute the equity securities to their employees or members through compensation agreements based upon the intrinsic value.
5. Accounts Receivable
Accounts receivable are recorded at the invoiced amount (and do not bear interest) less an estimate made for doubtful accounts, which is based on collection history and a review of open accounts by management. Based on review of outstanding accounts receivable at December 31, 2004 and 2003, management feels that no allowance is necessary at this time.
6. Investment in Evident Technologies, Inc.
Investee companies not accounted for under the combination method of accounting are accounted for under the cost method of accounting. Under this method, the Companies’ share of the earnings or losses of such Investee companies is not included in the combined balance sheets or combined statements of income. However, impairment charges are recognized in the combined statement of income. If circumstances suggest that the value of the Investee company has subsequently recovered, such recovery is not recorded.
When a cost method Investee company initially qualifies for use of the equity method, the Companies’ carrying value is adjusted for the Companies’ share of the past results of the Investee’s operations. Therefore, prior losses could significantly decrease the Companies’ carrying value in that Investee company at that time.
It is not practicable to estimate the fair value of the Companies’ 2.6% investment in the stock of Evident Technologies, Inc., a producer of patentable materials and technologies for the communication and biotechnology industries, because of the lack of quoted market prices and the inability to estimate fair value without incurring excessive costs. However, management believes that the carrying amount (on the cost method) of $310,257 and $274,699 at December 31, 2004 and 2003, respectively, was not impaired.
The stock subscription liability related to the investment was $105,474 at December 31, 2003. The liability was paid in full during 2004.
7. Revenue Recognition
Monthly advisory fees are recognized as services are provided over the term of the agreement. Monthly fees billed in advance are reflected herein as deferred revenue.
Reimbursements, including those relating to travel and other out-of-pocket expenses, are included in revenues, and the related expenses are included in cost of consulting.
Revenues associated with success and transaction fees are recognized when services related to the underlying transaction are determined to have been completed by all parties.

COMMUNICATION TECHNOLOGY ADVISORS LLC
AND CAPITAL & TECHNOLOGY ADVISORS LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2004, 2003, and 2002
NOTE A — SUMMARY OF ACCOUNTING POLICIES — Continued
8. Income Taxes
As limited liability companies, the Companies’ taxable income or loss is allocated to members in accordance with their respective ownership percentage. Therefore, no provision or liability for income taxes has been included in the combined financial statements.
NOTE B — SHORT-TERM INVESTMENTS
At December 31, 2004, short-term investments consisted entirely of warrants with fair values of $851,157.
Unrealized gains for the year ended December 31, 2004, were $765,024 and reported herein as other income.
All of the Companies’ warrants were distributed to the members during 2005.
NOTE C — REVENUES
A summary of the Companies’ revenue by service line is as follows:

		Years Ended
		December 31,
	2004	2003	2002
Monthly retainer fees	$11,124,740	$7,363,673	$4,197,970
Success or transaction fees	7,919,380	—	—

	$19,044,120	$7,363,673	$4,197,970

NOTE D — COMMITMENTS AND CONTINGENCIES
1. Operating Leases
CTA leases office space in Albany, New York under a noncancellable lease agreement expiring during December 2005. The lease requires monthly payments of $3,333 through June 2005 and $3,381 for the remainder of the lease.
C&TA leases office space in Reston, Virginia under a sublease agreement. The term of this lease expires during September 2005, The monthly lease payment increased in October 2004 from $7,674 to $7,981. As part of the agreement, C&TA also leases 16 telephone desk units for $250 per month and office furniture for $600 per month.
CTA entered into a noncancellable lease for an office copier. The lease requires 36 monthly rental payments of $260. The lease will expire during April 2007.

COMMUNICATION TECHNOLOGY ADVISORS LLC
AND CAPITAL & TECHNOLOGY ADVISORS LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2004, 2003, and 2002
NOTE D — COMMITMENTS AND CONTINGENCIES — Continued
1. Operating Leases — Continued
Rent expense under all operating lease agreements for the years ended December 31, 2004, 2003, and 2002, was approximately $151,100, $65,650, and $-0-, respectively.
A summary of the required future minimum rental annual lease payments is as follows:

For the year ending December 31,	2005	$122,937
	2006	3,123
	2006	1,301

		$127,361

2. Significant Customers
During 2004, the two largest customers accounted for 31% and 20% of consulting revenue. During 2003, the four largest customers accounted for 41%, 15%, 12%, and 11% of consulting revenue. During 2002, CTA’s four largest customers accounted for 32%, 24%, 20%, and 11% of consulting revenue.
At December 31, 2003, three of the Companies’ four largest customers accounted for 60% of total accounts receivable.
3. Concentration of Credit Risk
The Companies maintain cash balances at one financial institution which, at times, may exceed federally-insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At various times during the years ended December 31, 2004 and 2003, there were balances in excess of the FDIC-insured amounts.
NOTE E — SUBSEQUENT EVENTS
1. Capital & Technology Advisors Inc.
On February 15, 2005, the members of each of Communication Technology Advisors LLC and Capital & Technology Advisors LLC contributed their membership interests in those entities to Capital & Technology Advisors, Inc. (the “Corporation”), a Delaware corporation formed on January 25, 2005. In exchange for their membership interests, the members of each of Communication Technology Advisors LLC and Capital & Technology Advisors LLC each received one share of Corporation common stock, par value $0.01 per share, for each membership unit held by such member. On June 22, 2005, Communication Technology Advisors LLC and Capital & Technology Advisors LLC were merged with and into the Corporation.

COMMUNICATION TECHNOLOGY ADVISORS LLC
AND CAPITAL & TECHNOLOGY ADVISORS LLC
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2004, 2003, and 2002
NOTE E — SUBSEQUENT EVENTS — Continued
2. Tejas Incorporated

On July 1, 2005, (the “Closing Date”), Tejas Incorporated (Tejas) completed its acquisition of Corporation. Pursuant to an Agreement and Plan of Merger dated the Closing Date (the “Merger Agreement”) by and among Tejas, Tejas Acquisition Corp. (the “Merger Sub”), Corporation, and each of Niskayuna Development LLC, Wayne Barr, Jr., Shawn O’Donnell, Patrick Doyle, and John P. Bade (together, Niskayuna and such individuals, the “Stockholders”), the Merger Sub merged with and into Corporation (the “Merger”), and the surviving entity became a wholly-owned subsidiary of the Company.

The consideration paid by Tejas on the Closing Date to the Stockholders (the “Closing Consideration”), in exchange for the outstanding capital stock of Corporation, consisted of cash in the amount of $3.0 million, which was paid out of Tejas’ cash reserves on the Closing Date, and 3,157,895 shares of Tejas’ Common Stock (the “Shares”). Of the Closing Consideration, 309,316 Shares of Tejas’ Common Stock are being held in escrow, pursuant to an Escrow Agreement (the “Escrow Agreement”), for a period of two years following the Closing Date, to satisfy possible indemnification claims made by Tejas under the Merger Agreement. A deposit of $2.0 million had previously been paid to Corporation as paying agent for the Stockholders in connection with the execution of the letter of intent relating to the Merger.

3. Distribution of Investment in Evident Technologies, Inc.

On January 31, 2005, the members of Communication Technology Advisors LLC approved a distribution of all of the limited liability company’s interest in Evident Technologies, Inc. to the members of the limited liability company. The distribution included the $525,008 of cash held in escrow at December 31, 2004, for the 2005 purchase of Evident Technologies, Inc.’s Series C Preferred Stock.

BOLLAM, SHEEDY, TORANI & CO. llp
Certified Public Accountants
Albany, New York
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON SUPPLEMENTAL INFORMATION
The Members
Communication Technology Advisors LLC and
      Capital & Technology Advisors LLC
     Our audits were conducted in accordance with standards of the Public Company Accounting Oversight Board (United States) and were made for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The supplemental information listed in the Contents of this report is presented for purposes of additional analysis and is not a required part of the basic combined financial statements. Such information has been subjected to the audit procedures applied in the audits of the basic combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic combined financial statements taken as a whole.
Bollam, Sheedy, Torani & Co. llp
Albany, New York
June 23, 2005

An Independent Member of the RSM McGladrey Network	Page 11

COMMUNICATION TECHNOLOGY ADVISORS LLC
AND CAPITAL & TECHNOLOGY ADVISORS LLC
COMBINING BALANCE SHEETS
December 31, 2004

	Communication	Capital &
	Technology	Technology
	Advisors LLC	Advisors LLC	Total	Eliminations	Combined
ASSETS

CURRENT ASSETS
Cash	$19,903	$78,398	$98,301	$—	$98,301
Cash held in escrow	—	525,008	525,008	—	525,008
Short-term investments	—	851,157	851,157	—	851,157
Accounts receivable	37,738	471,844	509,582	—	509,582
Investment in Evident Technologies, Inc.	310,257	—	310,257	—	310,257
Intercompany receivable	388,735	—	388,735	(388,735)	—

Total current assets	756,633	1,926,407	2,683,040	(388,735)	2,294,305

OTHER ASSETS	—	7,674	7,674	—	7,674

TOTAL ASSETS	$756,633	$1,934,081	$2,690,714	$(388,735)	$2,301,979

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$86,092	$63,285	$149,377	$—	$149,377
Subscription payable	—	—	—	—	—
Deferred revenue	37,500	—	37,500	—	37,500
Intercompany payables	—	388,735	388,735	(388,735)	—

Total current liabilities	123,592	452,020	575,612	(388,735)	186,877

MEMBERS’ EQUITY	633,041	1,482,061	2,115,102	—	2,115,102

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$756,633	$1,934,081	$2,690,714	$(388,735)	$2,301,979

December 31, 2003

	Communication	Capital &
	Technology	Technology
	Advisors LLC	Advisors LLC	Total	Eliminations	Combined
ASSETS

CURRENT ASSETS
Cash	$6,641	$59,051	$65,692	$—	$65,692
Cash held in escrow	—	—	—	—	—
Short-term investments	—	—	—	—	—
Accounts receivable	1,070,736	18,038	1,088,774	—	1,088,774
Investment in Evident Technologies, Inc.	274,699	—	274,699	—	274,699
Intercompany receivable	—	—	—	—	—

Total current assets	1,352,076	77,089	1,429,165	—	1,429,165

OTHER ASSETS	—	7,674	7,674	—	7,674

TOTAL ASSETS	$1,352,076	$84,763	$1,436,839	$—	$1,436,839

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	32,519	10,944	43,463	—	43,463
Subscription payable	105,744	—	105,744	—	105,744
Deferred revenue	340,000	125,000	465,000	—	465,000
Intercompany payables	—	—	—	—	—

Total current liabilities	478,263	135,944	614,207	—	614,207

MEMBERS’ EQUITY	873,813	(51,181)	822,632	—	822,632

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,352,076	$84,763	$1,436,839	$—	$1,436,839

See Report of Independent Certified Public Accountants on Supplemental Information.

COMMUNICATION TECHNOLOGY ADVISORS LLC
AND CAPITAL & TECHNOLOGY ADVISORS LLC
COMBINING STATEMENTS OF INCOME
Year Ended December 31, 2004

	Communication	Capital &
	Technology	Technology
	Advisors LLC	Advisors LLC	Total	Eliminations	Combined
REVENUES	$7,982,080	$12,250,040	$20,232,120	$(1,188,000)	$19,044,120

COST OF CONSULTING
Consultants	2,358,308	5,854,681	8,212,989	(1,188,000)	7,024,989
Communications	36,618	2,251	38,869	—	38,869
Reimbursed expenses	290,900	92,950	383,850	—	383,850
Transportation	44,815	—	44,815	—	44,815

	2,730,641	5,949,882	8,680,523	(1,188,000)	7,492,523

Gross profit	5,251,439	6,300,158	11,551,597	—	11,551,597

OPERATING EXPENSES
Salaries	284,088	78,736	362,824	(78,736)	284,088
Employee benefits and related costs	30,520	6,784	37,304	(6,023)	31,281
Contributions	900	68,580	69,480	—	69,480
Guaranteed payments	19,286	—	19,286	—	19,286
Office expense	35,686	11,323	47,009	—	47,009
Professional fees	83,104	7,758	90,862	—	90,862
Rent	50,607	106,292	156,899	—	156,899
Insurance	13,626	2,866	16,492	—	16,492

	517,817	282,339	800,156	(84,759)	715,397

Income from operations	4,733,622	6,017,819	10,751,441	84,759	10,836,200

OTHER INCOME	84,759	886,255	971,014	(84,759)	886,255

Net income	$4,818,381	$6,904,074	$11,722,455	$—	$11,722,455

Year Ended December 31, 2003

	Communication	Capital &
	Technology	Technology
	Advisors LLC	Advisors LLC	Total	Eliminations	Combined
REVENUES	$7,144,535	$268,038	$7,412,573	$(48,900)	$7,363,673

COST OF CONSULTING
Consultants	1,980,106	51,420	2,031,526	(48,900)	1,982,626
Communications	36,248	351	36,599	—	36,599
Reimbursed expenses	332,625	612	333,237	—	333,237
Transportation	87,573	—	87,573	—	87,573

	2,436,552	52,383	2,488,935	(48,900)	2,440,035

Gross profit	4,707,983	215,655	4,923,638	—	4,923,638

OPERATING EXPENSES
Salaries	85,173	—	85,173	—	85,173
Employee benefits and related costs	11,034	—	11,034	—	11,034
Contributions	40,735	—	40,735	—	40,735
Guaranteed payments	36,058	—	36,058	—	36,058
Office expense	26,263	(332)	25,931	—	25,931
Professional fees	45,475	—	45,475	—	45,475
Rent	50,388	23,188	73,576	—	73,576
Insurance	21,812	1,018	22,830	—	22,830

	316,938	23,874	340,812	—	340,812

Income from operations	4,391,045	191,781	4,582,826	—	4,582,826

OTHER INCOME	—	18,000	18,000	—	18,000

Net income	$4,391,045	$209,781	$4,600,826	$—	$4,600,826

See Report of Independent Certified Public Accountants on Supplemental Information.

CAPITAL & TECHNOLOGY ADVISORS, INC.
Combined Balance Sheets

	June 30,
	2005	December 31,
	(Unaudited)	2004
Assets
Cash and cash equivalents	$289,668	98,301
Cash held in escrow	—	525,008
Accounts receivable	98,225	509,582
Short-term investments	—	851,157
Investment in Evident Technologies, Inc.	—	310,257
Property and equipment, net	1,734	—
Deferred tax asset	244,953	—
Prepaid expenses and other assets	17,316	7,674

Total assets	$651,896	2,301,979

Liabilities and Stockholders’ Equity (Deficit)

Accounts payable, accrued expenses and other liabilities	$165,535	149,377
Deferred revenue	665,000	37,500
Federal income tax payable	186,704	—

Total liabilities	1,017,239	186,877

Commitments and contingencies

Stockholders’ equity (deficit):
Members’ equity	—	2,115,102
Common stock, $0.01 par value 30,000 shares authorized; 200 issued and outstanding at June 30, 2005	2	—
Additional paid in capital	—	—
Retained deficit	(365,345)	—

Total stockholders’ equity (deficit)	(365,343)	2,115,102

Total liabilities and stockholders’ equity (deficit)	$651,896	2,301,979

See accompanying notes to combined financial statements.

CAPITAL & TECHNOLOGY ADVISORS, INC.
Combined Statements of Income (Unaudited)

	For the Six Months Ended
	June 30,
	2005	2004
Revenues	$5,479,080	4,900,619

Cost of Revenues
Consultants	3,889,834	1,745,813
Communications	20,239	17,024
Reimbursed expenses	205,662	162,123
Transportation	84,374	14,025

	4,200,109	1,938,985

Gross profit	1,278,971	2,961,634

Operating Expenses
Salaries	196,707	169,499
Employee benefits and related costs	21,939	13,613
Contributions	76,500	900
Guaranteed payments	9,444	8,855
Office expense	33,298	45,257
Professional fees	142,926	47,696
Rent	71,138	51,646

	551,952	337,466

Income from operations	727,019	2,624,168

Other income	66,241	333,871

Income before income tax benefit	793,260	2,958,039

Income tax benefit	(29,347)	—

Net income	$822,607	2,958,039

See accompanying notes to combined financial statements.

CAPITAL & TECHNOLOGY ADVISORS, INC.
Combined Statement of Stockholders’ Equity (Deficit)
For the Six Months Ended June 30, 2005

		Common	Members’
	Shares	Stock	Equity	Retained Deficit	Total
Balance at December 31, 2004	—	$—	2,115,102	—	2,115,102
Distributions to Members	—	—	(3,303,052)	—	(3,303,052)
Income earned prior to February 15, 2005	—	—	896,938	—	896,938
Acquisition of CTA and C&TA (Note 1)	200	2	291,012	(291,014)	—
Net loss subsequent to February 15, 2005	—	—	—	(74,331)	(74,331)

Balance at June 30, 2005	200	$2	—	(365,345)	(365,343)

See accompanying notes to combined financial statements.

CAPITAL & TECHNOLOGY ADVISORS, INC.
Combined Statements of Cash Flows (Unaudited)

	For the Six Months Ended
	June 30,
	2005	2004
Cash flows from operating activities:
Net income	$822,607	2,958,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	279	—
Unrealized gain on short-term investments	(37,366)	(294,663)
Deferred tax benefit	(244,953)	—
Changes in operating assets and liabilities
Accounts receivable	411,357	599,139
Prepaid expenses and other assets	(9,642)	—
Accounts payable, accrued expenses and other liabilities	16,158	(4,605)
Deferred revenue	627,500	(307,500)
Federal income tax payable	186,704	—

Net cash provided by operating activities	1,772,644	2,950,410

Cash flows from investing activities:
Purchase of property and equipment	(2,013)	—

Net cash used in investing activities	(2,013)	—

Cash flows from financing activities:
Distributions	(1,579,264)	(2,837,047)

Net cash used in financing activities	(1,579,264)	(2,837,047)

Net increase in cash and cash equivalents	191,367	113,363

Cash and cash equivalents at beginning of period	98,301	65,692

Cash and cash equivalents at end of period	$289,668	179,055

Summary of non-cash transactions:
In February 2005, the Company distributed its short-term investments of $888,523 to its owners.
In January 2005, the Company distributed its investment in Evident Technologies, Inc. valued at $310,257 to its owners.
Additionally, the Company distributed its cash held in escrow of $525,008 to the owners for the purchase of Evident Technolgies, Inc.
See accompanying notes to combined financial statements.

CAPITAL & TECHNOLOGY ADVISORS INC.
Notes to Combined Financial Statements
June 30, 2005 and 2004
(1) Organization and Basis of Presentation
     Capital & Technology Advisors Inc. is a Delaware corporation formed on January 25, 2005. Capital & Technology Advisors Inc. is a full service advisory and consulting firm that provides operational, financial restructuring and merger and acquisition related advice to customers primarily in the telecommunications and technology sectors.
     On February 15, 2005, Capital & Technology Advisors Inc. exchanged shares of its stock for the ownership interests in Communication Technology Advisors LLC (“CTA”) and Capital & Technology Advisors LLC (“C&TA”). CTA was a Delaware limited liability company formed in May 2001. C&TA was a Delaware limited liability company formed in October 2003. On June 22, 2005, CTA and C&TA were merged with and into Capital & Technology Advisors Inc. and the separate existence of CTA and C&TA ceased.
     The financial statements for the six months ended June 30, 2004 are combined because CTA and C&TA were owned and controlled by the same members. All significant intercompany accounts and transactions have been eliminated in the combination. References to the Company within the accompanying notes to the financial statements are to Capital & Technology Advisors Inc. and the combined results of CTA and C&TA prior to January 1, 2005.
(2) Summary of Significant Accounting Policies
     (a) Principles of Combination
     The accompanying financial statements reflect the combined accounts of the Company prior to January 1, 2005. All significant intercompany accounts and transactions have been eliminated in the combination.
     (b) Basis of Accounting
     These financial statements are presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles whereby revenues are recognized in the period earned and expenses when incurred.
     (c) Revenue Recognition
     Consulting fees include advisory fees, reimbursements for out-of-pocket expenses and revenues associated with success fees. Monthly advisory fees are recognized as services are provided over the term of the consulting agreement. Deferred revenue represents billings in advance of services performed. Reimbursements, including those relating to travel and other out-of-pocket expenses are recognized when billed. Revenues from success fees are recognized when the services related to the underlying customer transaction are determined to have been completed by all parties.
     (d) Cash and Cash Equivalents
     Cash and cash equivalents include cash and highly liquid investments with a maturity at date of purchase of ninety days or less.
     (e) Cash Held in Escrow
     Cash held in escrow represents amounts deposited into an escrow account for the 2005 purchase of Evident Technologies, Inc. Series C Preferred Stock

CAPITAL & TECHNOLOGY ADVISORS INC.
Notes to Combined Financial Statements
June 30, 2005 and 2004
     (f) Short-Term Investments
     The Company’s investments are comprised of warrants, which have been classified as trading securities. The Company periodically receives equity securities, including warrants, as part of their compensation for their engagements. These securities are valued at the intrinsic value at the time the engagement is completed and are included in revenues. The Company may distribute the equity securities to their employees or owners through compensation agreements based upon the intrinsic value.
     (g) Accounts Receivable
     Accounts receivable are stated at the amount billed to customers. The Company provides an allowance for doubtful accounts, which is based upon a review of the outstanding receivables, historical collection information and existing economic conditions. As of June 30, 2005 and 2004, there was no allowance recorded.
     (h) Investment in Evident Technologies, Inc.
     Investee companies not accounted for under the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such investee companies is not included in the balance sheets or statements of income. However, impairment charges are recognized in the statement of income. If circumstances suggest that the value of the investee company has subsequently recovered, such recovery is not recorded.
     When a cost method investee company initially qualifies for use of the equity method, the Company’s carrying value is adjusted for the Company’s share of the past results of the investee’s operations. Therefore, prior losses could significantly decrease the Company’s carrying value in the investee company at that time.
     It is non practicable to estimate the fair value of the Company’s 2.6% investment in the stock of Evident Technologies, Inc., a producer of patentable materials and technologies for the communication and biotechnology industries, because of a lack of quoted market prices and the inability to estimate fair value without incurring excessive costs. However, the Company believes that the carrying amount, under the cost method, of $310,257 at December 31, 2004 was not impaired. In January 2005, the Company distributed the cash held in escrow balance of $525,008 at December 31, 2004 to the members for the completion of the purchase of Evident Technologies, Inc. The investment in Evident Technologies, Inc. was distributed to the owners of CTA in January 2005.
     (i) Property and Equipment
     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets. Estimated useful lives for equipment approximate those used for federal income tax purposes and range from 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the improvements or the terms of the related leases.

CAPITAL & TECHNOLOGY ADVISORS INC.
Notes to Combined Financial Statements
June 30, 2005 and 2004
     (j) Federal Income Taxes
     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
     Prior to February 15, 2005, CTA and C&TA were limited liability companies owned by two members. The taxable income or loss was allocated to the owners in accordance with their respective ownership percentage. No provision for income taxes has been included in the financial statements for the six months ended June 30, 2004 or from the period January 1, 2005 through February 15, 2005.
     (k) Estimates
     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
(3) Short-Term Investments
     At December 31, 2004, short-term investments consisted entirely of warrants with fair values of $851,157. Unrealized gains for the six months ended June 30, 2004 were $294,663. In February 2005, the warrants were distributed to the owners of CTA and C&TA. Unrealized gains were $37,366 through the period of distribution to the owners.
(4) Revenues
     A summary of the Company’s consulting revenues are as follows for the six months ended June 30, 2005 and 2004.

	For the Six Months Ended June 30,
	2005	2004
Advisory fees	$2,168,500	4,705,635
Success fees	3,049,884	—
Reimbursements	260,696	194,984

	$5,479,080	4,900,619

CAPITAL & TECHNOLOGY ADVISORS INC.
Notes to Combined Financial Statements
June 30, 2005 and 2004
(5) Lease Commitments
     The Company leases its office facilities and certain office equipment under operating leases. The future minimum payments due under these leases as of June 30, 2005 are as follows:

Operating
2005 (six months)	$80,000
2006	24,000
2007	1,000

Minimum Commitments	$105,000

     Rent expense amounted to approximately $83,000 and $72,000 for the six months ended June 30, 2005 and 2004, respectively.
(6) Income Taxes
     A reconciliation of expected income tax expense (benefit) (computed by applying the statutory income tax rate of 34% to income before income tax expense) to total tax expense (benefit) in the accompanying combined statements of income for the six months ended June 30, 2005 is as follows:

Expected federal income expense	$269,708
Amount attributed to owners prior to February 15, 2005	(304,959)
Non-deductible professional fees	8,500
State income tax benefit, net of federal income tax expense	(2,596)

$(29,347)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at June 30, 2005 are as follows:

Deferred tax assets:
Deferred revenue	$244,953
Gross deferred tax assets	244,953
Valuation allowance	—

Net deferred tax asset	$244,953

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences net of the existing valuation allowances.

CAPITAL & TECHNOLOGY ADVISORS INC.
Notes to Combined Financial Statements
June 30, 2005 and 2004
(7) Concentrations of Credit Risk
     The Company deposits its cash with financial institutions. Periodically such balances exceed applicable FDIC insurance limits. As of June 30, 2005, the Company had balances of $89,668 in excess of FDIC insurance limits.
     For the six months ended June 30, 2005, two customers accounted for approximately 65% of consulting revenue. For the six months ended June 30, 2004, four customers accounted for approximately 75% of consulting revenue.
(8) Contingencies
     On August 16, 2005, a stockholder and Director of Motient Corporation, a client of the Company’s, filed suit in the Chancery Court in the State of Delaware against the Company and certain of its affiliates, Tejas Incorporated (“Tejas”), Tejas Securities Group, Inc. (“TSG”), and Tejas board members, Jared E. Abbruzzese and Barry A. Williamson, (collectively known as the “Defendants”) as well as Motient and other directors of Motient (Highland Legacy Limited, Plaintiff, vs. Steven G. Singer; Gary Singer; Tejas Incorporated; Tejas Securities Group, Inc.; Gerald S. Kittner; Christopher W. Downie; Communications Technology Advisors LLC; Capital & Technology Advisors, Inc; Peter D. Aquino; Jared E. Abbruzzese; Barry A. Williamson; Raymond L. Steele; and C. Gerald Goldsmith, Defendants, and Motion Corporation, Nominal Defendant). Mr. Williamson currently serves as a member of the Motient Board. The lawsuit alleges a breach of fiduciary duties owed by the Defendants to Motient and unjust enrichment. The Plaintiff seeks the recovery of damages allegedly suffered by Motient or directly by its stockholders and the recovery of fees paid to the Defendants. The Defendants believe that the allegations in the suit are without merit, and plan to vigorously defend against them.
(9) Business Combination
     On July 1, 2005, the Tejas Incorporated (“Tejas”) completed its acquisition of the Company. Pursuant to an Agreement and Plan of Merger by and among Tejas, Tejas Acquisition Corp. (the “Merger Sub”), the Company, and each of Niskayuna Development LLC, Wayne Barr, Jr., Shawn O’Donnell, Patrick Doyle and John P. Bade (together, Niskayuna and such individuals, the “Shareholders”), the Merger Sub merged with and into the Company and the surviving entity became a wholly-owned subsidiary of Tejas. The total consideration paid by Tejas in exchange for the outstanding capital stock of the Company was approximately $45.4 million, consisting of cash in the amount of $3.0 million, which was paid out of Tejas’ cash reserves on the closing date, and 3,157,895 shares of Tejas’ common stock valued at $12.63 per share. A deposit of $2.0 million had previously been paid to the Company as paying agent for the Shareholders in connection with the execution of the letter of intent relating to the merger. This amount was not included in the balance sheet of the Company at June 30, 2005. Of the consideration paid by Tejas, 309,316 shares of Tejas’ common stock are being held in escrow, pursuant to an escrow agreement, for a period of two years following the closing date, to satisfy possible indemnification claims made by Tejas under the Agreement and Plan of Merger.
(10) Related Party Transactions
     As of June 30, 2005, the Company had deferred revenue of $300,000 from consulting fees paid by TSG to the Company for the year 2005. For the six months ended June 30, 2005, the Company recognized consulting revenue of $375,000 from services provided to TSG. For the six months ended June 30, 2004, the Company recognized $340,000 of consulting revenue from services provided to TSG.

TEJAS INCORPORATED AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
          The unaudited pro forma combined financial information for Tejas Incorporated includes an unaudited balance sheet at June 30, 2005, a statement of operations for the year ended December 31, 2004 and a statement of operations for the six months ended June 30, 2005. The pro forma combined balance sheet and statement of operations at and for the six months ended June 30, 2005 assumes the Capital & Technology Advisors, Inc. acquisition occurred on January 1, 2005. The pro forma statement of operations for the year ended December 31, 2004 assumes the Capital & Technology Advisors, Inc. acquisition occurred on January 1, 2004.
          On July 1, 2005 (the “Closing Date”), Tejas Incorporated (the “Company”), Tejas Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”) and Capital & Technology Advisors, Inc., a Delaware corporation (“C&TA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub merged with and into C&TA (the “Merger”) and the surviving entity became a wholly-owned subsidiary of the Company. The Merger closed on July 1, 2005. The consideration paid by the Company on the Closing Date to the Shareholders of C&TA in exchange for the outstanding common stock of C&TA, consisted of cash in the amount of $3.0 million and 3,157,895 shares of the Company’s common stock.
          The following unaudited pro forma condensed combined financial statements give effect to the acquisition of C&TA by the Company. This acquisition will be accounted for as a purchase business combination. The consideration paid in the Merger has been preliminarily allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their estimated fair values, with the excess merger consideration being allocated to goodwill at the closing of the transaction. These unaudited pro forma condensed combined financial statements have been prepared from the historical consolidated financial statements of the Company and C&TA, and should be read in conjunction therewith. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated on the indicated dates, nor is it indicative of future operating results. The pro forma adjustments are based on information available at the time of this filing.

TEJAS INCORPORATED AND SUBSIDIARIES
INDEX TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Page
Pro forma Condensed Combined Statement of Financial Condition as of June 30, 2005 (unaudited)	PF – 3
Pro forma Condensed Combined Statement of Operations for the six month period ended June 30, 2005 (unaudited)	PF – 4
Pro forma Condensed Combined Statement of Operations for the year ended December 31, 2004	PF – 5
Notes to Pro forma Condensed Combined Financial Statements	PF – 6

TEJAS INCORPORATED AND SUBSIDIARIES
Pro Forma Condensed Combined Balance Sheet
(Unaudited)

	As of June 30, 2005
	Tejas	C&TA	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Reference	Balances
Assets
Cash and cash equivalents	$726,874	289,668	(500,000)	Note 3	516,542
Receivable from clearing organization	2,284,769	—	—		2,284,769
Securities owned, at market value	41,023,860	—	(3,000,000)	Note 3	38,023,860
Property and equipment, net	6,358,416	—	—		6,358,416
Intangible assets, net	138,215	—	45,015,080	Note 3	45,153,295
Other assets	2,826,672	117,275	(2,300,000)	Notes 3 and 4	643,947

Total assets	$53,358,806	406,943	39,215,080		92,980,829

Liabilities and Stockholders’ Equity

Accounts payable, accrued expenses and other liabilities	$4,876,681	830,535	(137,180)	Notes 4 and 7	5,570,036
Securities sold, not yet purchased	2,305,457	—	—		2,305,457
Federal income tax payable	843,060	186,704	(14,674)	Note 8	1,015,090
Deferred tax liability, net	2,229,529	(244,953)	—		1,984,576
Notes payable	3,946,614	—	—		3,946,614
Notes payable to stockholder	1,000,000	—	—		1,000,000

Total liabilities	15,201,341	772,286	(151,854)		15,821,773

Commitments and contingencies

Stockholders’ equity:
Common stock	4,701	2	3,156	Notes 6 and 10	7,859
Additional paid in capital	26,688,820	—	39,891,579	Notes 3 and 10	66,580,399
Retained earnings	11,463,944	(365,345)	(527,801)	Notes 6 and 12	10,570,798

Total stockholders’ equity	38,157,465	(365,343)	39,366,934		77,159,056

Total liabilities and stockholders’ equity	$53,358,806	406,943	39,215,080		92,980,829

The accompanying notes are an integragal part of these pro forma condensed combined financial statements.

TEJAS INCORPORATED AND SUBSIDIARIES
Pro forma Condensed Combined Statements of Operations
(Unaudited)

	For the Six Months Ended June 30, 2005
	Tejas	C&TA	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Reference	Balances
Revenue:
Commissions	$10,131,842	—	—		10,131,842
Underwriting and investment banking income	15,891,910	—	—		15,891,910
Net dealer inventory and investment income	254,962	—	—		254,962
Consulting Fees	—	5,479,080	(375,000)	Note 5	5,104,080
Other income	226,167	66,241	—		292,408

Total revenue	26,504,881	5,545,321	(375,000)		31,675,202

Expenses:
Commissions, employee compensation and benefits	15,674,994	228,090	2,302,574	Note 7	18,205,658
Clearing and floor brokerage	407,430	—	—		407,430
Communications and occupancy	1,103,991	91,377	—		1,195,368
Professional fees	1,251,355	4,032,760	(2,514,754)	Notes 5 and 7	2,769,361
Interest	134,275	—	—		134,275
Intangibles amortization	—	—	745,000	Note 9	745,000
Other	2,184,259	399,834	—		2,584,093

Total expenses	20,756,304	4,752,061	532,820		26,041,185

Income before income tax expense	5,748,577	793,260	(907,820)		5,634,017
Income tax expense	2,201,850	(29,347)	(14,674)	Note 8	2,157,829

Extraordinary loss, net of income tax benefit	501,599	—	—		501,599

Net income	$3,045,128	822,607	(893,146)		2,974,589

Earnings per share:
Basic	$0.70				0.40

Diluted	$0.58				0.36

Weighted average shares outstanding:
Basic	4,336,034		3,157,895	Note 11	7,493,929

Diluted	5,304,439		3,157,895	Note 11	8,462,334

The accompanying notes are an integragal part of these pro forma condensed combined financial statements.

TEJAS INCORPORATED AND SUBSIDIARIES
Pro forma Condensed Combined Statements of Operations
(Unaudited)

	For the Year Ended December 31, 2004
	Tejas	C&TA	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	Reference	Balances
Revenue:
Commissions	$20,945,763	—	—		20,945,763
Underwriting and investment banking income	18,339,975	—	—		18,339,975
Net dealer inventory and investment income	9,087,139	—	—		9,087,139
Consulting Fees	—	19,044,120	(5,869,380)	Note 5	13,174,740
Other income	307,419	886,255	—		1,193,674

Total revenue	48,680,296	19,930,375	(5,869,380)		62,741,291

Expenses:
Commissions, employee compensation and benefits	23,140,948	315,369	7,940,274	Note 7	31,396,591
Clearing and floor brokerage	652,037	—	—		652,037
Communications and occupancy	1,903,404	242,777	—		2,146,181
Professional fees	7,874,990	7,115,851	(6,153,880)	Notes 5 and 7	8,836,961
Interest	177,705	—	—		177,705
Intangibles amortization	—	—	1,490,000	Note 9	1,490,000
Other	2,864,900	533,923	—		3,398,823

Total expenses	36,613,984	8,207,920	3,276,394		48,098,298

Income before income tax expense	12,066,312	11,722,455	(9,145,774)		14,642,993
Income tax expense	4,784,908	—	1,022,503	Note 8	5,807,411

Net income	$7,281,404	11,722,455	(10,168,277)		8,835,582

Earnings per share:
Basic	$2.41				1.43

Diluted	$2.07				1.32

Weighted average shares outstanding:
Basic	3,025,048		3,157,895	Note 11	6,182,943

Diluted	3,540,392		3,157,895	Note 11	6,698,287

The accompanying notes are an integragal part of these pro forma condensed combined financial statements.

TEJAS INCORPORATED AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 — Basis of Presentation
The accompanying unaudited pro forma statements of operations present the pro forma effects of the Capital & Technology Advisors, Inc. acquisition. The unaudited pro forma statements of operations for the six months ended June 30, 2005 and for the year ended December 31, 2004 are presented as though the acquisition occurred on January 1, 2004. The unaudited pro forma statement of financial condition at June 30, 2005 is presented as though the acquisition occurred on that date. The unaudited pro forma combined statements of operations do not include any pro forma adjustments for any operating efficiencies and cost savings that may be achieved as a result of the acquisition.
Note 2 — Acquisition
The Company has recorded total consideration of approximately $45.4 million, including approximately $0.5 million in transaction costs for the Capital & Technology Advisors, Inc. acquisition. The acquisition was completed on July 1, 2005. The following table shows the components of total consideration:
The consideration paid is approximately as follows:

Cash	$5,000,000
Common stock (3,157,895 shares at $12.63 per share)	39,894,737
Acquisition costs	500,000

Total consideration	$45,394,737

In accordance with SFAS 141, Business Combinations, the total purchase consideration of approximately $45.4 million, including transaction costs of approximately $0.5 million, has been preliminarily allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition, with excess purchase consideration allocated to goodwill. Such allocation resulted in goodwill of approximately $44.2 million. Goodwill is assigned at the enterprise level and not expected to be deductible for income tax purposes.
Note 3 — Pro Forma Adjustments
The accompanying unaudited consolidated balance sheet presents the estimated fair value of the assets acquired and liabilities assumed. The preliminary allocation of the purchase price is based on an evaluation of the tangible and intangible assets acquired and liabilities assumed. The fair values of the intangible assets acquired are based on management’s estimate. The excess of the purchase price over the fair value of net assets acquired (goodwill) reflects the benefits from expansion of the Company’s business segments.

Non-Compete (2 year useful life)	$100,000
Revenue backlog (1 year useful life)	1,440,000
Total intangible assets	1,540,000
Goodwill	44,220,080

Total intangible assets acquired	45,760,080

Deduct liabilities in excess of fair value of net tangible assets acquired, which approximates book value	(365,343)

Net assets acquired	$45,394,737

TEJAS INCORPORATED AND SUBSIDIARIES
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The consideration paid is as follows:
Cash deposit paid on May 10, 2005	$2,000,000
Cash paid on July 1, 2005 from sale of securities owned	3,000,000
Common stock	39,894,737
Acquisition costs	500,000

Total consideration	$45,394,737

Note 4 — To record elimination of $300,000 of deferred portion of consulting fees paid to C&TA as of June 30, 2005.
Note 5 — To record elimination of $375,000 and $5,869,380 in consulting fees paid to C&TA for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively.
Note 6 — To record the elimination of C&TA equity.
Note 7 — To record compensation expense estimates of $2,302,574 and $7,940,274 for management for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, based upon employment agreements executed effective July 1, 2005. Prior to February 15, 2005 C&TA management received distributions from the C&TA LLC’s or were paid consulting fees. Consulting expenses of $2,139,754 and $284,500 for management for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively, have been eliminated. Additionally, an accrual of $162,820 has been recorded for the six months ended June 30, 2005 to reflect the difference between the compensation expense estimate and consulting expenses.
Note 8 — Tax effects on pro forma income before income taxes assuming the C&TA LLC’s were treated as C corporations at January 1, 2004. C&TA became a C corporation on February 15, 2005.
Note 9 — Amortization of acquired intangible assets is based upon the estimated economic lives as outlined in Note 3 above.
Note 10 — To record issuance of 3,157,895 shares of common stock in conjunction with the acquisition of C&TA.
Note 11 — Pro forma weighted average shares include 3,157,895 shares of common stock issued to C&TA.
Note 12 — To record pro forma loss associated with acquisition of C&TA.

EXHIBIT INDEX

Exhibit	Description
10.1+	Agreement and Plan of Merger dated as of July 1, 2005 by and among Tejas Incorporated, Tejas Acquisition Corp., Capital and Technology Advisors, Inc. and the persons listed on the signature pages thereof (the exhibits and schedules have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

10.2+	Escrow Agreement, dated as of July 1, 2005, by and among Tejas Incorporated, Capital and Technology Advisors, Inc. and the persons listed on the signature pages thereof.

10.3+	Registration Rights Agreement, dated as of July 1, 2005, by and among Tejas Incorporated and the persons listed on the signature pages thereof.

10.4+	Description of Oral Employment Arrangement with Jared E. Abbruzzese as of July 1, 2005.

10.5+	Employment and Confidentiality Agreement, dated as of July 1, 2005, by and between Tejas Incorporated and Wayne Barr, Jr.

10.6+	Non-Compete Agreement, dated as of July 1, 2005, by and between Tejas Incorporated and Wayne Barr, Jr.

10.7+	Non-Compete Agreement, dated as of July 1, 2005, by and between Tejas Incorporated and Jared E. Abbruzzese, Sr.

10.8+	Non-Compete Agreement, dated as of July 1, 2005, by and between Tejas Incorporated and John J. Gorman.

10.9*	Amendment dated as of August 31, 2005 to Registration Rights Agreement dated July 1, 2005 by and among Tejas Incorporated, Niskayuna Development LLC, Wayne Barr, Jr., Shawn O’Donnell, Patrick Doyle and John P. Bade

23.1	Consent of Bollam, Sheedy, Torani & Co

23.2	Consent of Bollam, Sheedy, Torani & Co

99.1+	Press Release of Tejas Incorporated dated July 5, 2005.

+ Previously filed with the Securities and Exchange Commission as an Exhibit to Tejas Incorporated’s Current Report on Form 8-K filed on July 8, 2005 and incorporated herein by reference.
* Previously filed with the Securities and Exchange Commission as an Exhibit to Tejas Incorporated’s Amendment No. 1 to Current Report on Form 8-K filed on September 6, 2005 and incorporated herein by reference.